                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: AUGUST 25, 1998



                            THE SEAGRAM COMPANY LTD.
             (Exact name of registrant as specified in its charter)



            Canada                                            1-2275                                None
-------------------------------                      -----------------------                  ------------------
(State or other jurisdiction of                      (Commission File Number)                 (I.R.S. Employer
incorporation or organization)                                                                Identification No.)

1430 Peel Street, Montreal, Quebec, Canada                                                         H3A 1S9
-------------------------------------------                                                    ----------------
 (Address of principal executive offices)                                                         (Zip Code)

Registrant's telephone number, including area code:                                             (514) 849-5271
                                                                                              ------------------

         The Seagram Company Ltd. (the "Corporation") filed a Current Report on Form 8-K dated August 25, 1998 (the "Form 8-K") which included unaudited pro forma financial statements which gave effect to the Corporation's sale of Tropicana Products, Inc. and the Corporation's global juice business, the acquisition of PolyGram N.V. and certain other transactions (the "Pro Forma Financial Statements"). The Form 8-K is hereby amended to delete the Pro Forma Financial Statements in their entirety and substitute therefor the unaudited pro forma financial statements filed herewith. The Form 8-K, as amended by this Form 8-K/A, is referred to herein as the "Amended Form 8-K."

Item 7.  Financial Statements and Exhibits.

         (b)  Pro Forma Financial Information

         (1) Unaudited pro forma consolidated balance sheet as of June 30, 1998 and unaudited pro forma consolidated income statement for the fiscal year ended June 30, 1998

         (c)  Exhibits

              (23)    Consent of KPMG Accountants N.V., independent accountants.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             THE SEAGRAM COMPANY LTD.


                                             By   /s/ Neal B. Cravens
                                                  --------------------
                                                  Neal B. Cravens
                                                  Senior Vice President, Finance

Date:  October 30, 1998

                            THE SEAGRAM COMPANY LTD.
                           CURRENT REPORT ON FORM 8-K

                          Index to Financial Statements

     Unaudited Pro Forma Financial Information of The Seagram Company Ltd.:

          Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1998.

          Unaudited Pro Forma Consolidated Income Statement for the Fiscal Year Ended June 30, 1998.

                            THE SEAGRAM COMPANY LTD.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     On August 25, 1998, The Seagram Company Ltd. (the "Corporation") completed the sale of Tropicana Products, Inc. and the Corporation's global juice business ("Tropicana") to PepsiCo, Inc. for cash proceeds of approximately $3.3 billion. The proceeds from the Tropicana sale will be used by the Corporation to provide part of the financing for the Corporation's acquisition of PolyGram N.V. ("PolyGram") which is expected to close in the second quarter of the Corporation's fiscal year ending June 30, 1999. In connection with the PolyGram transaction, the Corporation has agreed to make an offer (the "Offer") to acquire all issued shares, par value NLG 0.50 per share ("PolyGram Shares"), of PolyGram for per share consideration, at the election of each holder of PolyGram Shares, of either (i) 1.3772 common shares without nominal or par value ("Seagram Shares") of the Corporation (the "Share Consideration") or (ii) NLG 115, net to the seller in cash (the "Cash Consideration"); provided, that Share Consideration shall be paid in respect of 34,783,758 PolyGram Shares and Cash Consideration shall be paid in respect to all other tendered PolyGram Shares.

     The following Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1998 and Unaudited Pro Forma Consolidated Statement of Income for the fiscal year ended June 30, 1998 illustrate (i) the effect of the sale of Tropicana and the Offer as if such transactions had been consummated on June 30, 1998 for the Unaudited Pro Forma Consolidated Balance Sheet and (ii) the effect of the sale of Tropicana, the Offer and the other transactions described below as if each had been consummated on July 1, 1997 for the Unaudited Pro Forma Consolidated Statement of Income. For purposes of the following Unaudited Pro Forma Consolidated Financial Statements, the total purchase price of the Offer of NLG
20.7 billion is converted to US Dollars at a rate of 2.00 Dutch Guilders to 1.0 US Dollar, the payment of which is reflected as Cash Consideration of $8.35 billion and the issuance of 47,904,191 Seagram Shares valued at $2.0 billion (assuming that all PolyGram Shares are acquired in the Offer). The Offer will be accounted for as a purchase.

     The other transactions referred to in the immediately preceding paragraph are:

     - On October 21, 1997, the acquisition by Universal Studios, Inc. ("Universal") of an incremental 50% interest in the USA Networks partnership, including the Sci-Fi Channel, for $1.7 billion in cash (the "USA Networks Transaction"). The USA Networks Transaction was accounted for under the purchase method of accounting. The cost of the acquisition was allocated on the basis of the estimated fair market value of the assets acquired and liabilities assumed. This valuation resulted in $1.6 billion of unallocated excess of cost over fair value of assets acquired which was being amortized over 40 years, and

     - On February 12, 1998, the sale of a 50% interest in USA Networks to USA Networks, Inc. ("USAi") and the contribution of the remaining 50% interest in USA Networks and the majority of the television assets ("UTV") of Universal, including all of Universal's domestic television production and distribution operations and 50% of the international operations of USA Networks, to USANi LLC (the "LLC") in a transaction (the "USAi Transaction") in which Universal received cash, 13.5 million shares of USAi (after giving effect to the 2 for 1 split of USAi stock on March 26, 1998), consisting of approximately 7.1 million shares of common stock and 6.4 million shares of Class B common stock which in the aggregate represented a 10.7% equity interest in USAi at date of acquisition, and a 45.8% interest in the LLC which is exchangeable for USAi common stock and Class B common stock. The USAi Transaction resulted in $82 million of unallocated excess cost over fair value of assets acquired which is being amortized over 40 years. The investment in the
       7.1 million shares of USAi common stock held by Universal at June 30, 1998 is accounted for at market value ($178 million at June 30, 1998) and has an underlying historical cost of $142 million. The investment in the
       6.4 million shares of Class B common stock of USAi is carried at its historical cost of $128 million. The investment in the LLC is included in investments in unconsolidated companies on the consolidated balance sheet and is accounted for under the equity method.

     No adjustment has been included in the pro forma amounts for any anticipated cost savings or other synergies.

     Pursuant to the agreement relating to the acquisition of PolyGram, PolyGram has retained a financial advisor for the purpose of selling PolyGram's film division as promptly as practicable. On October 22, 1998, Seagram announced that it had entered into an agreement in principle with Metro-Goldwyn-Mayer Inc. ("MGM") to sell certain library assets of PolyGram's film division to a direct or indirect wholly owned subsidiary of MGM following Seagram's acquisition of PolyGram. Discussions with other parties regarding the sale of certain other library assets of PolyGram's film division have taken place, and Seagram is continuing to examine strategic alternatives regarding the film division's production and distribution operations.

     These Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with (i) the historical financial statements of PolyGram (including the notes thereto) contained in PolyGram's Annual Report on Form 20-F for the year ended

December 31, 1997, which is incorporated by reference in the Amended Form 8-K;
(ii) the PolyGram unaudited consolidated interim financial data contained in PolyGram's Report on Form 6-K dated July 22, 1998, which is incorporated by reference in the Amended Form 8-K and (iii) the historical financial statements of Seagram contained in Seagram's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as amended, which is incorporated by reference in the Amended Form 8-K.


     The Unaudited Pro Forma Consolidated Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual consolidated results of operations or consolidated financial position that would have been achieved had the sale of Tropicana, the Offer, the USA Networks Transaction and the USAi Transaction been consummated as of the dates indicated above nor do they purport to indicate results which may be attained in the future.

               THE SEAGRAM COMPANY LTD. AND SUBSIDIARY COMPANIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1998
                      (UNITED STATES DOLLARS IN MILLIONS)

                                                              TROPICANA      POLYGRAM       POLYGRAM       SEAGRAM
                                                 SEAGRAM      PRO FORMA      FINANCIAL      PRO FORMA    CONSOLIDATED
                                                HISTORICAL   ADJUSTMENTS   STATEMENTS(F)   ADJUSTMENTS    PRO FORMA
                                                ----------   -----------   -------------   -----------   ------------
ASSETS
  Current assets
     Cash and short-term investments at
       cost...................................   $ 1,174        $3,288(a)     $  119         $(5,207)(g)   $ 1,438
                                                                                              (8,350)(h)
     Receivables, net.........................     2,155            --         1,010              --         3,165
     Inventories..............................     2,555            --           135              --         2,690
     Film costs, net of amortization..........       175            --           204              --           379
     Deferred income taxes....................       282            --           181              --           463
     Prepaid expenses and other current
       assets.................................       630            --           572            (188)(i)     1,014
                                                 -------        ------        ------         -------       -------
       TOTAL CURRENT ASSETS...................     6,971         3,288         2,221          (3,331)        9,149(p)
                                                 -------        ------        ------         -------       -------
  Common stock of DuPont......................     1,228                          --              --         1,228
  Common stock of USAi........................       306                                          --           306
  Film costs, net of amortization.............     1,272                         333              --         1,605
  Artists' contracts, advances and other
     entertainment assets.....................       761                       1,116           2,800(j)      4,677
  Property, plant and equipment, net..........     2,733                         394              --         3,127
  Investment in unconsolidated companies......     3,437                         105              --         3,542
  Excess of cost over fair value of assets
     acquired.................................     3,076                       1,056           6,695(j)     10,827
  Deferred charges and other assets...........       661                          58              --           719
  Net assets of discontinued Tropicana
     operations...............................     1,734        (1,734)(b)        --              --            --
                                                 -------        ------        ------         -------       -------
                                                 $22,179        $1,554        $5,283         $ 6,164       $35,180(p)
                                                 =======        ======        ======         =======       =======
LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities
     Short-term borrowings and indebtedness
       payable within one year................   $ 1,653                      $  325         $ 1,707(k)    $ 3,685
     Accrued royalties and participations.....       702                         610              --         1,312
     Payables and accrued liabilities.........     2,068           108(c)      1,310              95(l)      3,581
     Income and other taxes...................       286           373(d)         84              --           743
                                                 -------        ------        ------         -------       -------
       TOTAL CURRENT LIABILITIES..............     4,709           481         2,329           1,802         9,321(p)
                                                 -------        ------        ------         -------       -------
  Long-term indebtedness......................     2,225                          73           3,500(m)      5,798
  Accrued royalties and participations........       421                         153              --           574
  Deferred income taxes.......................     2,598                         261           1,064(j)      3,923
  Other credits...............................       995                         229              --         1,224
  Minority interest...........................     1,915                          36              --         1,951
  Shareholders' equity
     Shares without par value.................       848                       2,202          (2,202)(n)     2,848
                                                                                               2,000(o)
     Cumulative currency translation
       adjustments............................      (499)                                         --          (499)
     Cumulative gain on equity securities
       after tax..............................       699                                          --           699
     Retained earnings........................     8,268         1,073(e)                         --         9,341
                                                 -------        ------        ------         -------       -------
       TOTAL SHAREHOLDERS' EQUITY.............     9,316         1,073         2,202            (202)       12,389
                                                 -------        ------        ------         -------       -------
                                                 $22,179        $1,554        $5,283         $ 6,164       $35,180
                                                 =======        ======        ======         =======       =======

               THE SEAGRAM COMPANY LTD. AND SUBSIDIARY COMPANIES

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    FOR THE FISCAL YEAR ENDED JUNE 30, 1998
         (UNITED STATES DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                           PRO FORMA
                                          ADJUSTMENTS                             PRO FORMA ADJUSTMENTS
                                       -----------------               --------------------------------------------
                                       UTV AND             SEAGRAM/                       POLYGRAM                      SEAGRAM
                           SEAGRAM       USA      USAI &     USAI        TROPICANA        FINANCIAL      POLYGRAM     CONSOLIDATED
                          HISTORICAL   NETWORKS   OTHER    PRO FORMA   ADJUSTMENTS(W)   STATEMENTS(X)   ADJUSTMENTS    PRO FORMA
                          ----------   --------   ------   ---------   --------------   -------------   -----------   ------------
Revenues................   $ 9,474      $(376)(q)  $ 11(s)  $9,109                         $5,559                       $14,668
Cost of revenues........     5,525       (232)(q)            5,293                          3,045         $   332(y)      8,670
Selling, general and
  administrative
  expenses..............     3,396        (53)(q)     8(s)   3,351                          2,156             169(z)      5,676
                           -------      -----      ----     ------         ------          ------         -------       -------
Operating income........       553        (91)        3        465                            358            (501)          322(p)
  Interest, net and
    other...............       228        (38)(q)    21(t)     211                             14             352(aa)       577
Gain on sale of Time
  Warner shares.........       926         --        --        926                                                          926
Gain on USAi
  transaction...........       360         --        --        360                                                          360
                           -------      -----      ----     ------         ------          ------         -------       -------
                             1,611        (53)      (18)     1,540                            344            (853)        1,031
  Provision (benefit)
    for income taxes....       638        (14)        3(u)     627                            102            (249)(u)       480
  Minority interest
    charge (credit).....        48        (10)(q)     6(v)      44                             11             (36)(v)        19
Equity (loss) earnings
  from unconsolidated
  companies.............       (45)        31(q)     19(r)       5                            (11)                           (6)
                           -------      -----      ----     ------         ------          ------         -------       -------
  Income (loss) from
    continuing
    operations..........   $   880      $   2      $ (8)    $  874                         $  220         $  (568)      $   526
  Income from
    discontinued
    Tropicana
    operations, after
    tax.................        66         --        --         66         $  (66)             --              --            --
                           -------      -----      ----     ------         ------          ------         -------       -------
Net income (loss).......   $   946      $   2      $ (8)    $  940         $  (66)         $  220         $  (568)      $   526(p)
                           =======      =====      ====     ======         ======          ======         =======       =======
Basic earnings per share
  Income from continuing
    operations..........   $  2.51                                                                                      $  1.32
  Income from
    discontinued
    Tropicana
    operations, after
    tax.................       .19                                                                                           --
                           -------                                                                                      -------
  Net income............   $  2.70                                                                                      $  1.32
                           =======                                                                                      =======
Diluted earnings per
  share
  Income from continuing
    operations..........   $  2.49                                                                                      $  1.31
  Income from
    discontinued
    Tropicana
    operations, after
    tax.................       .19                                                                                           --
                           -------                                                                                      -------
  Net income............   $  2.68                                                                                      $  1.31
                           =======                                                                                      =======
Shares (in thousands)
  Weighted average
    shares
    outstanding.........   349,874                                                                         47,904(o)    397,778
  Dilutive potential
    common shares.......     3,731                                                                                        3,731
                           -------                                                                                      -------
  Adjusted weighted
    average shares
    outstanding.........   353,605                                                                                      401,509
                           =======                                                                                      =======

                           NOTES TO SEAGRAM PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS

(a) Reflects the proceeds from the sale of Tropicana, after an adjustment based upon a final determination of net indebtedness as of the closing date of such disposition.

(b)  Reflects the disposal of Tropicana net assets.

(c) Reflects transaction fees and other incremental costs related to the sale of Tropicana.

(d)  Reflects the income tax expected to be paid on the sale of Tropicana.

(e)  Reflects the net gain after tax on the sale of Tropicana.

(f) The PolyGram financial statements have been converted to U.S. GAAP and certain reclassifications have been made to conform to Seagram's account classifications. The balance sheet has been converted at a rate of 2.0341 Dutch Guilders to 1.0 US Dollar.

(g) Reflects the cash proceeds from short term borrowings and long term borrowings.

(h)  Reflects the cash paid to PolyGram shareholders in the Offer.

(i) Reflects option premiums for the purchase of various currency options to hedge Seagram's currency exposure given that the cash consideration payable in the Offer is payable in Dutch Guilders. Seagram has purchased options to sell $6.8 billion in exchange for Deutsch Marks, which are being used as a proxy for Dutch Guilders due to the greater liquidity available in the German currency, at strike prices equivalent to the forward rates at the times of purchase. These options mature on various dates near the expected close of the Offer.

(j) Reflects preliminary estimates of the revaluation of artist contracts, catalogs and music publishing to fair value and the associated deferred tax liability and the unallocated amount of the excess of the purchase price over the fair value of PolyGram assets acquired. Seagram is currently evaluating the fair value of certain assets to be acquired and liabilities to be assumed. Upon completion of this valuation, Seagram will make a final allocation of the excess purchase price over fair value, which may include adjustments to the preliminary estimates referenced above. Accordingly, the purchase accounting allocation is preliminary and has been made solely for the purpose of developing the unaudited pro forma consolidated financial information.

(k)  Reflects the short-term borrowings to finance the Offer.

(l) Reflects financing and transaction costs incurred as a result of the Offer.

(m)  Reflects the long-term borrowings to finance the Offer.

(n)  Reflects the elimination of historical PolyGram equity.

(o) Reflects the issuance of 47,904,191 Seagram Shares at $41.75 per share to PolyGram shareholders in the Offer.

(p) Includes PolyGram's film division balances which represent 4.8% of Seagram pro forma current assets, 1.5% of Seagram pro forma total assets, 4.9% of Seagram pro forma current liabilities and 2.3% of Seagram pro forma total liabilities. The operating loss and net loss for PolyGram's film division for the twelve months ended June 30, 1998 were $102 million and $150 million, respectively.

(q) Reflects the elimination of USA Networks and the television business contributed to the LLC. The initial 50% interest was accounted for under the equity method of accounting, while the acquisition of the remaining 50% interest was accounted for under the purchase method of accounting.

(r) Reflects the 45.8% equity in the net income of the LLC net of the amortization of goodwill on the investment in the LLC over 40 years. The interest in the LLC is accounted for under the equity method of accounting.

(s) Reflects distribution agreements which principally include: (1) USAi's distribution of Universal's library and other television product and theatrical films in domestic television markets and (2) Universal's distribution of USAi's television product in foreign markets.

(t) Reflects the additional interest expense resulting from the increased short-term borrowings for the payment of $1.7 billion for the incremental 50% interest in USA Networks offset by the reduction of short-term borrowings using cash proceeds of $1.3 billion from the USAi transaction, at an average borrowing rate of 5.4%.

(u)  Reflects the income taxes provided for at the statutory income tax rate.

(v) Reflects the adjustment of interest attributable to minority shareholders of Universal.

(w)  Reflects the removal of Tropicana net income.

(x) The PolyGram financial statements for the twelve months ended June 30, 1998 have been converted to U.S. GAAP and certain reclassifications have been made to conform to Seagram's account classifications. The income statement has been converted to US Dollars at an average rate of 2.01812 Dutch Guilders to one US Dollar for the twelve months ended June 30, 1998.

(y) Reflects the amortization, over periods from 14 to 20 years, of the $2.8 billion revaluation to fair value of artist contracts, catalogs and music publishing assets as described in note (j).

(z) Reflects the amortization, over a 40 year period, of the unallocated amount of the excess of the purchase price over the fair value of PolyGram assets acquired as described in note (j).

(aa) Reflects the additional interest expense resulting from the increased short-term borrowings of approximately $1,707 million at an average borrowing rate of 6.25% and increased long-term borrowings of $3.5 billion at an average borrowing rate of 7.0% for the payment of $8.35 billion of the $10.35 billion purchase price to acquire 100% of PolyGram in the Offer. The balance of the $8.35 billion payment will be funded from the net sale proceeds from the sale of Tropicana as described in notes
     (a) and (b).

                                  EXHIBIT INDEX

Exhibit
Number                Description of Exhibit

   23                 Consent of KPMG Accountants N.V., independent accountants.